Exhibit 99.7

Friedman’s Inc.

Standards of Conduct and Ethics for Directors, Officers and Employees

PURPOSE

Dear Friedman’s Inc. employees, officers and directors:

     The purpose of this document is to outline the standards of ethical behavior Friedman’s expects of you. Throughout this document, we will abbreviate these standards as the “Code.”

You should keep in mind these important considerations when reading this Code:

•	You should follow this Code in letter and in spirit.

•	You should follow this Code along with any applicable laws, regulations and other Friedman’s policies and procedures.

•	The Code applies to all of our employees, officers and directors regardless of location or position.

•	You can reach the Friedman’s Compliance Committee at 1-800-545-9033 extension 6299.

•	If you do not comply with the provisions of this Code and other Friedman’s policies and procedures, you may be fired. You could also face criminal penalties, civil liabilities, or both for violating the standards outlined in this Code.

     A high standard of integrity and ethics are fundamental to our beliefs. Friedman’s is committed to doing what is right and deterring wrongdoing, and we expect you to uphold these beliefs as well. If you have questions concerning the proper course of action, please consult your immediate supervisor or Friedman’s Compliance Committee for direction.

Directors, Executive Officers and Other Senior Financial Officers

     In addition to this Code, the Board of Directors has adopted guidelines and standards for Friedman’s executive officers and directors, which are included at the end of this document under the heading “Supplemental Standards for Senior Financial Officers.”

Amendments and Waivers

     Only Friedman’s Board of Directors may amend this Code. Only the Board of Directors or an authorized committee of the Board may waive a part of the Code for any senior financial officer, executive officer or director. Friedman’s will disclose publicly all material amendments and any waivers for senior financial officers, executive officers or directors, to the extent required by law or by the rules of any securities exchange to which Friedman’s is subject.

REPORTING VIOLATIONS

     You must report any violation of this Code, Friedman’s policy or legal requirement. In reporting suspected violations, we encourage you first to contact your immediate supervisor. If you are not comfortable doing so, contact Friedman’s Compliance Committee. You may submit a confidential, anonymous memo that explains your concerns or complaints regarding questionable accounting or auditing matters to Friedman’s Compliance Committee. Friedman’s Compliance Committee will handle these complaints consistently with other complaints.

     Friedman’s strives to create an environment where employees feel free to call attention to legal or policy violations and will investigate impartially reported concerns. Friedman’s will not permit any retaliation against you for reporting, in good faith, suspected violations of laws, regulations or company policies.

FAIR AND HONEST DEALING

     You must deal fairly and honestly with Friedman’s stockholders, customers, suppliers, competitors and employees. You must behave in an ethical manner and not take unfair advantage of anyone through the abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice.

     You must respect the integrity of persons and firms with whom Friedman’s deals. You must limit the fees and commissions paid to agents and other representatives to amounts that are consistent with proper business conduct. You cannot make a payment to any employee, agent or representative of a third party with or through whom Friedman’s does business unless you have provided full, documented disclosure to all parties.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS

     Friedman’s strives to ensure all activity on its behalf is in compliance with applicable laws, rules and regulations. You must comply with all applicable laws, rules and regulations, whether or not specifically addressed in this Code. For additional guidance or if you have questions, please contact Friedman’s Compliance Committee.

Antitrust Laws

     You must comply with applicable antitrust and similar laws that regulate competition in the countries in which we operate. These laws prohibit:

     • Agreements to fix prices, bid rigging, market allocation and collusion (including price sharing) with competitors;

     • Boycotts, certain exclusive dealing arrangements and price discrimination agreements; and

     • Unfair trade practices, including bribery, misappropriation of trade secrets, deception, intimidation and similar unfair practices.

Environmental Laws

     Friedman’s policy is to comply with all applicable environmental laws, rules and regulations. You must strive to utilize resources appropriately and efficiently and dispose of all waste in accordance with applicable laws, rules and regulations.

Discrimination Laws

     Friedman’s believes the fair and equitable treatment of employees, customers, suppliers and other persons is critical to fulfilling its vision and goals. Friedman’s conducts its business without regard to the race, color, religion, gender, ethnic origin, age or disability of each person, or any other classification prohibited by law. Friedman’s will not tolerate any form of harassment or discrimination against anyone on the basis of any classification prohibited by law. Friedman’s will investigate allegations of harassment or discrimination in accordance with applicable laws and human resources policies. You must report any situation that might involve harassment or discrimination to Friedman’s Human Resources Department or Compliance Committee.

Insider Trading

     Federal and state securities laws and Friedman’s policies prohibit you from:

     • Purchasing or selling Friedman’s securities while you know material, nonpublic information about Friedman’s; and

     • Disclosing material, nonpublic information to others who then trade in Friedman’s securities.

     Friedman’s Board of Directors has adopted an insider trading policy. You should review the insider trading policy carefully and follow the policies and procedures it describes. Because of the complexity of inside information and insider trading, and the severity of the punishments involved, which can include criminal prosecution, you should seek the advice of Friedman’s Compliance Committee on any questions regarding this subject.

Relations with Government Officials and Employees

     You may not make any payments in order to secure business or to obtain special concessions to or for the benefit of any government official or employee. Relations with governmental representatives, even where personal friendships may be involved, must be appropriate in light of the stringent ethics laws and guidelines to which we and government employees adhere. A relationship or transaction is inappropriate if full public disclosure would impair the good will of the public toward Friedman’s.

Integrity of Records and Compliance with Accounting Principles

     Both Friedman’s and the law require the preparation and maintenance of accurate and reliable business records. You must prepare all reports, books and records of Friedman’s with care and honesty. Neither the law nor Friedman’s permits false or misleading entries in any reports, books or records. Friedman’s maintains a system of internal controls to ensure that transactions are carried out in accordance with management’s authorization and properly recorded. This system includes policies, procedures and examination by professional auditors. Friedman’s expects you to adhere to these policies and procedures.

     You should make all complaints regarding accounting, internal accounting controls, or auditing matters to Friedman’s Compliance Committee. Friedman’s Compliance Committee must record each of these complaints in a log that Friedman’s will maintain for five years and make available for review by the Audit Committee. Friedman’s Compliance Committee will assess each complaint. If the complaint requires follow up action, Friedman’s Compliance Committee will document, file and communicate the results to the Audit Committee quarterly or sooner.

     You may submit a confidential memo that explains your concerns or complaints regarding questionable accounting or auditing matters to Friedman’s Compliance Committee. Friedman’s Compliance Committee will handle these complaints consistently with other complaints.

CONFLICTS OF INTEREST

     Friedman’s policy is to require you to avoid any relationship, activity, or ownership that might create a conflict between your personal interest and Friedman’s interest. A “conflict of interest” occurs when your private interest interferes in any way, or even appears to interfere, with the interests of Friedman’s. A conflict of interest can arise when you take actions or have interests that may interfere with your ability to perform your job objectively and effectively. Conflicts of interest also arise when you, or a member of your family, receive improper personal benefits as a result of your position with Friedman’s.

     You owe a duty of undivided and unqualified loyalty to Friedman’s. You may not use your position improperly to profit personally or to assist others in profiting at Friedman’s expense. Friedman’s expects you to avoid situations that might influence your actions or prejudice your judgment in handling Friedman’s business. You must not become obligated in any way to representatives of firms with which you deal and must not show any preference to third parties based on self or family interest. In addition, you must communicate to Friedman’s Compliance Committee any material transaction or relationship that could create a conflict of interest.

     While not all inclusive, the following will serve as a guide to the types of activities that might cause conflicts of interest:

Outside Financial Interests

•	Owning a substantial financial interest in any company that is a competitor of Friedman’s or which does or seeks to do business with Friedman’s. Generally, owning securities of a publicly owned corporation regularly traded on a national securities exchange would not create a conflict of interest.

•	Conducting business, not on behalf of Friedman’s or its affiliated or related companies, with any Friedman’s vendor, supplier, contractor, agency, or any of their employees, officers or directors.

•	Representing Friedman’s in any transaction in which you, or a household or family member, have a substantial personal interest.

•	Disclosing or using confidential, special or inside information of or about Friedman’s for your or one of your household or family member’s profit or advantage.

•	Competing with Friedman’s in the purchase, sale or ownership of property or services or business investment opportunities.

•	Engaging in outside business activities or employment incompatible with Friedman’s right to your full-time employment and efficient service. Part-time employees who may be otherwise employed should be mindful that potential conflicts can arise from dual employment; however, appropriate dual employment by part-time employees of Friedman’s does not constitute a violation of this Code in the absence of other relevant facts.

Gifts

     You may not solicit gifts, trips, cash or other incentives from vendors and suppliers. You may not accept gifts or incentives exceeding $100 per supplier in any calendar year and can never accept cash or cash equivalents. If you receive and do not return a vendor gift in excess of $100 (due to special cultural or other circumstances), then you must report the gift in writing to the Chief Financial Officer immediately. The Chief Executive Officer or Chief Financial Officer must pre-approve any employee trip paid by a supplier. You may not receive any commission, fee, or payment of any sort from a vendor in connection with your work for Friedman’s. You may attend business lunches, dinners, and similar outings (sporting events, golf outings, theater, shows, etc.) when conducted in the normal course of business.

Loans

     Loans from Friedman’s to its employees, officers, and directors, or guarantees of their obligations by Friedman’s, are prohibited except in special circumstances that must be reviewed and approved by Friedman’s Chief Executive Officer. Any loan to the Chief Executive Officer must be approved by the Board of Directors. This prohibition does not apply to loans outstanding as of the adoption of this Code, except to the extent that the terms of those loans are materially modified or extended subsequent to adoption of the Code.

Services for Competitors/Vendors

     You may not perform work or render services for any competitor of Friedman’s or for any organization with which Friedman’s does business or which seeks to do business with Friedman’s, outside of the normal course of your employment with Friedman’s, without the approval of Friedman’s Compliance Committee (or the Board of Directors, if you are an executive officer, senior financial officer or director). You cannot serve as a director, officer, or consultant of that organization, nor permit your name to be used in a way that would suggest a business connection with that organization without the approval of Friedman’s Compliance Committee.

Participation on Boards of Directors

     Employees and officers may not serve as a director of any other company, other than on behalf of Friedman’s, without the written approval of the Chief Executive Officer or the Chief Financial Officer.

CORPORATE OPPORTUNITIES

     You owe a duty to Friedman’s to advance its legitimate interests. You cannot take any business opportunity you learn of as a result of your employment or use any Friedman’s property for your personal benefit or for the benefit of a household or family member. For example, you should not acquire any interest in a company when you know that Friedman’s may take or is taking steps to acquire an interest in that company. To the extent that you learn of a business opportunity that is within Friedman’s existing or proposed lines of business, you should inform your supervisor, Friedman’s Compliance Committee or the Board of Directors, as appropriate, of it and refrain from personally pursuing the business opportunity until Friedman’s decides not to pursue it.

PROTECTION AND PROPER USE OF COMPANY ASSETS

     You must strive to preserve and protect Friedman’s assets and resources and to ensure their efficient use.

Personal Use of Corporate Assets

     You should use Friedman’s property for legitimate business purposes and conduct Friedman’s business in a way that furthers Friedman’s interests rather than your personal interest. You may not use or take Friedman’s equipment, supplies, materials or services for non-business purposes without prior approval from the appropriate representative of senior management.

CONFIDENTIAL AND PROPRIETARY INFORMATION

Confidentiality

     Confidential information includes all non-public information that might be of use to competitors or harmful to Friedman’s or its customers, if disclosed. Friedman’s owns all information, in any form (including electronic information), that is created or used in support of its activities. This information is a valuable asset and Friedman’s expects you to protect it from unauthorized disclosure. This information includes Friedman’s customer, supplier, business partner and employee data. Federal and state law may restrict the use of this information and may penalize you if you use or disclose it. You should protect information pertaining to Friedman’s competitive position, business strategies and information relating to negotiations with employees or third parties and share it only with employees who need to know it in order to perform their job.

     You must maintain the confidentiality of information entrusted to you by Friedman’s, its customers, vendors or consultants except when disclosure is authorized or legally required. You must take all reasonable efforts to safeguard confidential information that is in your possession against inadvertent disclosure and must comply with any non-disclosure obligations imposed on Friedman’s.

Intellectual Property and Proprietary Information

     You must carefully maintain and manage the intellectual property rights of Friedman’s, including patents, trademarks, copyrights, licenses and trade secrets to preserve and protect their value. In addition, you must respect the intellectual property rights of others. If you violate other’s intellectual property rights, both you and Friedman’s could face substantial liability, including criminal penalties. Intellectual property that you create during the course of your employment belongs to Friedman’s. You must share any innovations or inventions you create with your supervisor so that Friedman’s can take steps to protect these valuable assets.

SUPPLEMENTAL STANDARDS FOR SENIOR FINANCIAL OFFICERS

     The Board of Directors of Friedman’s has established certain additional ethical standards for its principal executive officer and senior financial officers. These officers include the Chief Executive Officer, the President, the Chief Financial Officer and the corporate controller. The principal executive officer and all senior financial officers of Friedman’s must comply with these standards (below) in addition to all of the other standards contained in this Code.

Integrity and Accuracy of Public Disclosures

     Friedman’s principal executive officer and senior financial officers must take all reasonable steps to ensure that the disclosures in the reports and documents that Friedman’s files with or submits to the Securities and Exchange Commission and in other public communications are full, fair, accurate, timely and understandable. In the event that the principal executive officer or a senior financial officer learns that any such report, document or communication does not meet this standard and the deviation is material, then such officer will review and investigate the deviation, advise the Board of Directors or the appropriate Board committee and, where necessary, revise the relevant report, document or communication.